UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 7, 2011

HOOKER FURNITURE CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	000-25349	54-0251350
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

440 East Commonwealth Boulevard,
Martinsville, Virginia	24112	(276) 632-0459
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Shareholders of Hooker Furniture Corporation (the “Company”) held on June 7, 2011, shareholders voted on the matters described below:

1.	The Company’s shareholders elected each of the following six directors to serve a one-year term on the Company’s Board of Directors by the following vote:

Director	Votes For	Votes Withheld	Broker Non-vote

Paul B. Toms, Jr.	8,571,223	397,629	899,213
W. Christopher Beeler, Jr.	8,565,823	403,029	899,213
John L. Gregory, III	8,563,225	405,627	899,213
E. Larry Ryder	8,530,923	437,929	899,213
Mark F. Schreiber	8,840,144	128,708	899,213
David G. Sweet	8,833,884	134,968	899,213
Henry G. Williamson, Jr.	8,839,184	129,668	899,213

2.	The Company’s shareholders ratified the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 29, 2012 by the following vote:

Votes For	Votes Against	Abstain	Broker Non-vote

9,534,344	321,417	12,304	-

3.
The Company’s shareholder’s approved, on an advisory basis, the executive compensation program for its named executive officers disclosed in the Proxy Statement. The proposal was approved by the following votes:

Votes For	Votes Against	Abstain	Broker Non-vote

8,777,890	175,663	15,299	899,213

4.	The option to hold an advisory vote on the compensation of the Company’s named executive officers every year received the highest number of votes, as set forth below:

Every 1 Year	Every 2 Years	Every 3 Years	Votes Abstain	Broker Non-vote

7,814,952	16,252	1,117,608	20,040	899,213

Consistent with a majority of the advisory votes cast and the recommendation of the Company’s Board of Directors, the Company will include in its proxy materials annually a shareholder advisory vote on the compensation of its named executive officers until the next vote on the frequency of such advisory votes.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOOKER FURNITURE CORPORATION

By: /s/ Paul A. Huckfeldt
Paul A. Huckfeldt
Vice-President – Finance and Accounting
Chief Financial Officer

Date: June 9, 2011